Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Andretti Acquisition Corp. II (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the Securities and Exchange Commission (the “Quarterly Report”), I, William M. Brown, Chief Executive Officer, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Quarterly Report.

Dated: August 7, 2025

/s/ William M. Brown
William M. Brown
Chief Executive Officer, Principal Financial and Accounting Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)